AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE ("Amendment") is made and entered into as of March __, 2008, by and between Klein Investments Family Limited Partnership ("Lessor"), on the one hand, and Sionix Corporation, a Nevada corporation ("Lessee"), on the other. Lessor and Lessee are sometimes herein referred to as the "Parties."

WHEREAS, on or about September 13, 2007, a Lease was entered into by and between Lessor and Lessee relating to certain real property commonly known as 14271 Corporate Drive, Garden Grove, located in the County of Orange, State of California, and generally described as that certain approximately 59,576 square foot freestanding industrial building situated on approximately 2.59 acres, parcel AP#099-182-29 (the "Premises");

WHEREAS, Lessee desires to terminate the Lease and has requested that Lessor find another tenant for the Premises;

WHEREAS, Lessor has agreed to find another tenant for the Premises;

WHEREAS, Lessor and Lessee now desire to amend said Lease pursuant to paragraph 47 of the Lease; and

WHEREAS, capitalized terms used but not defined herein have the meaning ascribed to them in the Lease;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree to amend and modify the Lease as follows:

Lessor and Lessee agree that the Lessee may terminate the Lease for the Premises subject to the terms and conditions herein.

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Lessee agrees to permit and cooperate with Lessor to show the Premises to prospective tenants.

Lessee agrees to vacate the Premises upon 30 calender days notice. Upon the conclusion of such 30 day notice period the Lease shall be terminated and within 14 days thereafter Lessor shall return to Lessee an amount equal to the Security Deposit minus any unpaid Rent and the amount of any liability, expense, loss or damage which Lessor may reasonably incur including leasing commissions as a result of the early termination of the Lease. Lessee's obligations to Lessor under the Lease, including, but not limited to, the obligation to pay Rent, shall cease as of the last day of such 30 day notice period.

Formatted: Underline

Formatted: Underline

Section 4.2 of the Lease is amended such that for the months of March, April, and May 2008, Lessor agrees to accept payment of Rent from Lessee in the form of shares of Sionix Corporation's common stock valued at the current market price, per common stock share as payment in full for Rent due to Lessor by Lessee pursuant to the Lease as follows:

Deleted: and June

Deleted: of $0.14

Month	Rent Amount Due	Number of Common Stock Shares of Sionix Corporation
March 2008	$18,000.00	~~128,572~~ 150,000
April 2008	$35,925.00	~~256,607~~ 299,375
May 2008	$35,925.00	256,607 299,375
		748,750

Deleted: June 2008

Lessor's acceptance of payment of Rent from Lessee in the form of shares of Sionix Corporation common stock as set forth hereinabove shall fully satisfy Lessee's obligation to Lessor to pay Rent under the Lease for the months of March, April, May and June 2008.

Lessor represents and warrants to Sionix Corporation that Lessor (i) is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), (ii) understands that the aforementioned shares of common stock have not been registered under the Securities Act and may not be transferred,

pledged, hypothecated or otherwise disposed of in the absence of (A) an effective registration statement for such shares under the Securities Act or (B) an opinion from counsel to Sionix Corporation that such registration is not required, (iii) understands that acquiring said shares involves a risk of loss and is familiar with the specific risks enumerated in the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 filed by Sionix Corporation with the Securities and Exchange Commission on January 15, 2008, which is available for review at www.sec.gov along with all other reports filed by Sionix Corporation since such date.

Lessee hereby agrees to pay ____________________ ("Carpet Company") eighteen thousand dollars ($18,000.00) outstanding and owing to Carpet Company for carpet installation on the Premises in exchange for removal of a mechanic's lien currently recorded against the Premises by Carpet Company.

This Amendment shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Amendment and any uncertainty and ambiguity shall not be interpreted against any one party.

All other terms and conditions of the Lease shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED as of the day and year first above written.

By Lessor:	By Lessee:
Klein Investments Family Limited Partnership	Sionix Corporation, a Nevada Corporation
By: *William Klein* William Klein General Partner	By: ____________ Richard H. Papalian Chief Executive Officer

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